Exhibit 99.1
RATTLER MIDSTREAM LP, A SUBSIDIARY OF DIAMONDBACK ENERGY, INC., REPORTS FOURTH QUARTER AND FULL YEAR 2019 FINANCIAL AND OPERATING RESULTS; INCREASES DISTRIBUTION

MIDLAND, Texas, February 18, 2020 (GLOBE NEWSWIRE) -- Rattler Midstream LP (NASDAQ: RTLR) (“Rattler” or the “Company”), a subsidiary of Diamondback Energy, Inc. (NASDAQ: FANG) (“Diamondback”), today announced financial and operating results for the fourth quarter and full year ended December 31, 2019.

FOURTH QUARTER 2019 HIGHLIGHTS

•	Q4 2019 consolidated net income (including non-controlling interest) of $51.6 million, consolidated adjusted EBITDA (as defined and reconciled below) of $71.0 million

•	Board of directors of Rattler's general partner approved a cash distribution for the fourth quarter of 2019 of $0.29 per common unit ($1.16 annualized), up 16% from the initial annualized distribution

•	Q4 2019 capital expenditures of $54.2 million

•	Q4 2019 average produced water gathering and disposal volumes of 895 MBbl/d, up 6% over Q3 2019 and 164% over Q4 2018

•
Q4 2019 average sourced water volumes of 478 MBbl/d, up 25% over Q3 2019 and 137% over Q4 2018; 26% of total sourced water volumes in Q4 2019 was sourced from recycled produced water compared to ~10% for full year 2018

•	Q4 2019 average crude oil gathering volumes of 99 MBbl/d, up 11% over Q3 2019 and 63% over Q4 2018

•	Q4 2019 average gas gathering volumes of 104 BBtu/d, up 14% over Q3 2019 and 125% over Q4 2018

•
Entered into a 50/50 joint venture with Amarillo Midstream, LLC ("Amarillo Midstream"), a portfolio company of ArcLight Capital Partners, to operate a gas gathering and processing system and construct a new 60 MMcf/d cryogenic natural gas processing plant in Martin County for Diamondback's acreage acquired from Ajax Resources

•
Rattler and Oryx Midstream, a portfolio company of Stonepeak Infrastructure Partners, through their newly created joint venture OMOG JV LLC ("OMOG"), acquired Reliance Gathering, LLC (now known as Oryx Midland Oil Gathering LLC)

FULL YEAR 2019 HIGHLIGHTS

•	Full year 2019 consolidated net income (including non-controlling interest) of $185.7 million; up 195% from full year 2018

•	Full year 2019 consolidated adjusted EBITDA (as defined and reconciled below) of $264.7 million; up 151% from full year 2018

•	Full year 2019 capital expenditures of $241.8 million

•	Full year 2019 average produced water gathering and disposal volumes of 806 MBbl/d, up 186% over full year 2018

•	Full year 2019 average sourced water volumes of 416 MBbl/d, up 65% full year 2018

•	Full year 2019 average crude oil gathering volumes of 85 MBbl/d, up 80% over full year 2018

•	Full year 2019 average gas gathering volumes of 85 BBtu/d, up 117% over full year 2018

“Rattler's core business continued to operate extremely well with a strong final quarter of 2019. Volumes in our produced water gathering and oil gathering service lines organically increased by 26% and 32%, respectively, since just the first quarter of 2019.  Moreover, Adjusted EBITDA of $265 million for full year 2019 exceeded pre-IPO estimates despite a ~$4 million drag from equity method investments for the year as we wait for full service of the EPIC and Gray Oak pipeline projects in 2020. Looking forward to 2020, Rattler is expected to grow Adjusted EBITDA 42% year over year at the midpoint of guidance, underpinned by strong expected volume growth with declining operated Capex. Our unchanged business plan in the face of volatility in energy equity and commodity markets highlights the strength and stability we see in our relationship with Diamondback and the insulating structure of fixed fee gathering agreements with a low cost operator,” stated Travis Stice, Chief Executive Officer of Rattler’s general partner.

Mr. Stice continued, “Rattler also announced its entry into the Amarillo Rattler joint venture to develop a gathering, compression and processing system, including a new 60 MMcf/d cryogenic natural gas processing plant in northwest Martin County, an area expected to be a core growth area for Diamondback in the years to come. This new investment, along with existing investments in the OMOG, EPIC, Gray Oak and Wink to Webster joint ventures, continues Rattler's strategy of leveraging the Diamondback relationship to invest in projects where Diamondback will participate as a major customer. With all of the remaining projects in our joint ventures expected to reach full service by the end of 2021, and capital expenditures on Rattler's operated midstream assets expected to continue to decrease as various systems grow closer to full capacity, we believe that expected future volume and EBITDA growth will directly lead to sustained and increasing free cash flow. Rattler, with its conservative capital structure and low leverage, intends to rely on this expected free cash flow to return capital to unitholders through distributions, as represented by a 16% higher distribution per unit for Q4 2019 and 2020."

OPERATIONS AND FINANCIAL UPDATE

During the fourth quarter of 2019, the Company recorded total operating income of $61.0 million, an increase of 16% over the third quarter of 2019 and an increase of 212% over the fourth quarter of 2018. For the full year 2019, the Company recorded total operating income of $219.3 million, an increase of 173% over full year 2018.

During the fourth quarter of 2019, the Company recorded consolidated net income (including non-controlling interest) of $51.6 million, an increase of 7% over the third quarter of 2019 and an increase of 237% over the fourth quarter of 2018. For the full year 2019, the Company recorded consolidated net income (including non-controlling interest) of $185.7 million, an increase of 195% over full year 2018.

Fourth quarter 2019 Adjusted EBITDA (as defined and reconciled below) was $71.0 million, up 6% from Q3 2019 and up 164% from Q4 2018. Full year 2019 Adjusted EBITDA was $264.7 million, up 151% from full year 2018.

During the fourth quarter of 2019, average produced water gathering and disposal volumes were 895 MBbl/d, up 6% over Q3 2019 and 164% over Q4 2018. Average sourced water volumes were 478 MBbl/d, up 25% over Q3 2019 and 137% over Q4 2018. Average oil gathering volumes were 99 MBbl/d, up 11% over Q3

2019 and 63% over Q4 2018. Average gas gathering volumes were 104 BBtu/d, up 14% over Q3 2019 and 125% over Q4 2018.

For the full year 2019, average produced water gathering and disposal volumes were 806 MBbl/d, up 186% over full year 2018. Average sourced water gathering volumes were 416 MBbl/d, up 65% over full year 2018. Average oil gathering volumes were 85 MBbl/d, up 80% over full year 2018. Average gas gathering volumes were 85 BBtu/d, up 117% over full year 2018.

Fourth quarter capital expenditures totaled $54.2 million, and aggregate contributions to equity method joint ventures were $260.5 million. Full year 2019 capital expenditures totaled $241.8 million, and aggregate contributions to equity method joint ventures were $336.6 million, with Diamondback contributing an additional $149.5 million in equity method investments prior to the Rattler initial public offering that was transferred to Rattler in the form of a non-cash contribution.

As of December 31, 2019, the Company had a cash balance of $10.6 million and $176.0 million available under its $600.0 million revolving credit facility, which is expandable to $1.0 billion upon Rattler's election.

CASH DISTRIBUTION

On February 13, 2020, the board of directors of Rattler's general partner approved a cash distribution for the fourth quarter of 2019 of $0.29 per common unit, payable on March 10, 2020 to unitholders of record at the close of business on March 3, 2020. In its updated 2020 guidance, Rattler expects to maintain this increased distribution per unit for full year 2020, an increase of 16% from its initial annualized distribution of $1.00 per unit.

AMARILLO RATTLER GAS PROCESSING JOINT VENTURE

On December 20, 2019, Rattler acquired a 50% equity interest in Amarillo Rattler, a joint venture with Amarillo Midstream, a portfolio company of ArcLight Capital Partners. Amarillo Rattler currently owns and operates the Yellow Rose gas gathering and processing system with estimated total processing capacity of 40 MMcf/d and over 84 miles of gathering and regional transportation pipelines in Dawson, Martin and Andrews Counties, Texas. This joint venture also intends to construct and operate a new 60 MMcf/d cryogenic natural gas processing plant in Martin County, Texas as well as incremental gas gathering and compression and regional transportation pipelines. The estimated aggregate capital outlay of the joint venture is anticipated to be approximately $100 million (or approximately $50 million from Rattler) to construct the new processing plant, gas gathering and compression, and regional transportation pipelines.

Rattler anticipates that the new processing plant will commence full commercial operations in mid 2021. Diamondback has dedicated to this joint venture acreage and production from the acreage acquired from the Ajax Resources acquisition in October 2018. Amarillo Midstream serves as construction manager and operator for this joint venture, and Rattler will account for the investment in the joint venture as an equity method investment.

OMOG JV (RELIANCE GATHERING)

On November 7, 2019, Rattler and Oryx Midstream, a portfolio company of Stonepeak Infrastructure Partners, through their newly created joint venture OMOG JV LLC acquired Reliance Gathering, LLC (now known as Oryx Midland Oil Gathering LLC) for approximately $356 million in cash. Rattler owns 60%, and Oryx owns 40%, of the joint venture.

GUIDANCE UPDATE

Below is Rattler's guidance for 2020, which is the same as the guidance for 2020 released by Rattler in November 2019, except to the extent updated to reflect (i) updated sourced water volumes, (ii) estimated 2020 equity method investment contributions and total remaining equity method investment contributions, (iii) the anticipated annualized increase to Rattler's distribution per unit and (iv) estimated Depreciation, Amortization & Accretion expense.

Rattler Midstream LP Guidance
2020

Rattler Operated Volumes (a)
Produced Water Gathering and Disposal Volumes (MBbl/d)	950 - 1,050
Sourced Water Volumes (MBbl/d)	400 - 475
Oil Gathering Volumes (MBbl/d)	100 - 110
Gas Gathering Volumes (BBtu/d)	100 - 120

Financial Metrics ($ millions except per unit metrics)
Adjusted EBITDA	$350 - $400
Equity Method Investment EBITDA(b)	$40 - $60
Operated Midstream Capex	$200 - $225
2020 Equity Method Investment Contributions(b)	$135 - $150
Total Remaining Equity Method Investment Contributions(b)	$170 - $185
Depreciation, Amortization & Accretion	$45 - $60
Annualized Distribution per Unit	$1.16

(a)	Does not include volumes from the EPIC, Gray Oak, Wink to Webster, OMOG and Amarillo Rattler joint ventures

(b)	Includes EPIC, Gray Oak, Wink to Webster, OMOG and Amarillo Rattler joint ventures

CONFERENCE CALL

Rattler will host a conference call and webcast for investors and analysts to discuss its results for the fourth quarter and full year of 2019 on Wednesday, February 19, 2020 at 10:00 a.m. CT. Participants should call (877) 288-2756 (United States/Canada) or (470) 495-9481 (International) and use the confirmation code 8515009. A telephonic replay will be available from 1:00 p.m. CT on Wednesday, February 19, 2020 through Wednesday, February 26, 2020 at 1:00 p.m. CT. To access the replay, call (855) 859-2056 (United States/Canada) or (404) 537-3406 (International) and enter confirmation code 8515009. A live broadcast of the earnings conference call will also be available via the internet at www.rattlermidstream.com under the “Investors” section of the site. A replay will also be available on the website following the call.

About Rattler Midstream LP

Rattler Midstream LP is a growth-oriented Delaware limited partnership formed in July 2018 by Diamondback Energy, Inc. to own, operate, develop and acquire midstream infrastructure assets in the Midland and Delaware Basins of the Permian Basin. Rattler provides crude oil, natural gas and water-related midstream services to Diamondback under long-term, fixed-fee contracts. For more information, please visit www.rattlermidstream.com.

About Diamondback Energy, Inc.

Diamondback is an independent oil and natural gas company headquartered in Midland, Texas focused on the acquisition, development, exploration and exploitation of unconventional, onshore oil and natural gas reserves in the Permian Basin in West Texas. For more information, please visit www.diamondbackenergy.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the federal securities laws. All statements, other than historical facts, that address activities that Rattler assumes, plans, expects, believes, intends or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements are based on management’s current beliefs, based on currently available information, as to the outcome and timing of future events, including specifically the statements regarding any pending, completed or future acquisitions discussed above. These forward-looking statements involve certain risks and uncertainties that could cause the results to differ materially from those expected by the management of Rattler. Information concerning these risks and other factors can be found in Rattler’s filings with the Securities and Exchange Commission (“SEC”), including its Final Prospectus, dated May 22, 2019 and filed May 24, 2019, Forms 10-Q and 8-K and Annual Report on Form 10-K for the year ended December 31, 2019, to be filed after the issuance of this earnings release, which can be obtained free of charge on the SEC’s web site at http://www.sec.gov. Rattler undertakes no obligation to update or revise any forward-looking statement.

Rattler Midstream LP
Consolidated Balance Sheets
(unaudited, in thousands)

	December 31,	December 31,
	2019	2018
Assets
Current assets:
Cash	$10,633	$8,564
Accounts receivable—related party	50,270	18,274
Accounts receivable—third party	9,071	1,849
Sourced water inventory	14,325	9,200
Other current assets	1,428	4,209
Total current assets	85,727	42,096
Property, plant and equipment:
Land	88,509	70,373
Property, plant and equipment	930,768	415,888
Accumulated depreciation, amortization and accretion	(61,132)	(28,317)
Property, plant and equipment, net	958,145	457,944
Right of use assets	418	—
Equity method investments	479,558	—
Real estate assets, net	98,679	93,023
Intangible lease assets, net	8,070	10,954
Other assets	5,796	—
Total assets	$1,636,393	$604,017

Rattler Midstream LP
Consolidated Balance Sheets - Continued
(unaudited, in thousands, except unit amounts)

	December 31,	December 31,
	2019	2018
Liabilities and Unitholders’ Equity
Current liabilities:
Accounts payable	$147	$100
Accrued liabilities	76,625	51,804
Taxes payable	189	11,514
Short-term lease liability	418	—
Total current liabilities	77,379	63,418
Long-term debt	424,000	—
Asset retirement obligations	11,347	561
Deferred income taxes	7,827	12,912
Total liabilities	520,553	76,891
Commitment and contingencies
Unitholders' equity:
Limited partners member's equity—Diamondback	—	527,125
General partner—Diamondback	979	—
Common units—public (43,700,000 units issued and outstanding as of December 31, 2019)	737,777	—
Class B units—Diamondback (107,815,152 units issued and outstanding as of December 31, 2019)	979	1
Accumulated other comprehensive loss	(198)	—
Total Rattler Midstream LP unitholders’ equity	739,537	527,126
Non-controlling interest	376,928	—
Non-controlling interest in accumulated other comprehensive loss	(625)	—
Total equity	1,115,840	527,126
Total liabilities and unitholders’ equity	$1,636,393	$604,017

Rattler Midstream LP
Consolidated Statements of Operations
(unaudited, in thousands, except per unit data)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
		Predecessor		Predecessor
Revenues:
Revenues—related party	$112,612	$45,226	$409,120	$169,396
Revenues—third party	8,919	3,013	24,324	3,292
Rental income—related party	1,401	700	4,771	2,383
Rental income—third party	1,891	2,072	7,890	8,125
Other real estate income—related party	114	(551)	379	228
Other real estate income—third party	371	1,043	1,189	1,043
Total revenues	125,308	51,503	447,673	184,467
Costs and expenses:
Direct operating expenses	29,930	9,058	106,311	33,714
Cost of goods sold (exclusive of depreciation and amortization)	16,604	14,484	62,856	38,852
Real estate operating expenses	680	501	2,643	1,872
Depreciation, amortization and accretion	10,538	7,304	42,336	25,134
General and administrative expenses	4,986	590	12,663	1,999
Loss on disposal of property, plant and equipment	1,528	9	1,524	2,577
Total costs and expenses	64,266	31,946	228,333	104,148
Income from operations	61,042	19,557	219,340	80,319
Other income (expense):
Interest expense, net	(401)	—	(1,039)	—
Loss from equity method investments	(5,634)	—	(6,329)	—
Total other income (expense), net	(6,035)	—	(7,368)	—
Net income before income taxes	55,007	19,557	211,972	80,319
Provision for income taxes	3,403	4,245	26,253	17,359
Net income after taxes	$51,604	$15,312	$185,719	$62,960

Net income before initial public offering			$65,995

Net income subsequent to initial public offering			$119,724
Net income attributable to non-controlling interest subsequent to initial public offering	39,136		90,922
Net income attributable to Rattler Midstream LP	$12,468		$28,802

Net income attributable to limited partners per common unit - subsequent to initial public offering:
Basic	$0.27		$0.64
Diluted	$0.27		$0.64
Weighted average number of limited partner common units outstanding:
Basic	43,700		43,622
Diluted	43,700		43,622

Rattler Midstream LP
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Year Ended December 31,
	2019	2018
		Predecessor
Cash flows from operating activities:
Net income	$185,719	$62,960
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for deferred income taxes	26,253	5,845
Depreciation, amortization and accretion	42,336	25,134
Loss on disposal of property, plant and equipment	1,524	2,577
Unit-based compensation expense	5,208	—
Expense from equity method investment	6,329	—
Changes in operating assets and liabilities:
Accounts receivable—related party	(65,032)	17,625
Accounts receivable—third party	(1,212)	(1,849)
Accounts payable, accrued liabilities and taxes payable	34,299	61,139
Other	(17,231)	—
Net cash provided by operating activities	218,193	173,431
Cash flows from investing activities:
Additions to property, plant and equipment	(241,786)	(164,876)
Contributions to equity method investments	(336,601)	—
Proceeds from the sale of fixed assets	18	—
Net cash used in investing activities	(578,369)	(164,876)
Cash flows from financing activities:
Proceeds from borrowings from credit facility	463,000	—
Payments on credit facility	(39,000)	—
Distribution equivalent rights	(751)	—
Debt issuance costs	(4,310)	—
Net proceeds from initial public offering—public	719,377	—
Net proceeds from initial public offering—General Partner	1,000	—
Net proceeds from initial public offering—Diamondback	999	1
Distribution to General Partner	(21)	—
Distribution to public	(14,858)	—
Distribution to Diamondback	(763,191)	—
Net cash provided by financing activities	362,245	1
Net increase in cash	2,069	8,556
Cash at beginning of period	8,564	8
Cash at end of period	$10,633	$8,564
Supplemental disclosure of cash flow information:
Interest paid	$2,707	$—
Supplemental disclosure of non-cash financing activity:
Contributions from Diamondback	$456,055	$171,557

Rattler Midstream LP
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Year Ended December 31,
	2019	2018
		Predecessor
Supplemental disclosure of non-cash investing activity:
Increase in long term assets and inventory due to contributions from Diamondback	$456,055	$171,557
Change in accrued liabilities related to property, plant and equipment	$4,176	$2,693

Rattler Midstream LP
Pipeline Infrastructure Assets
(unaudited, in miles)

(miles)	Delaware Basin	Midland Basin	Permian Total
Crude oil	104	44	148
Natural gas	148	—	148
Produced water	257	217	474
Sourced water	26	71	97
Total	535	332	867

Rattler Midstream LP
Capacity/Capability
(unaudited)

(capacity/capability)	Delaware Basin	Midland Basin	Permian Total	Utilization
Crude oil gathering (Bbl/d)	180,000	56,000	236,000	42%
Natural gas compression (Mcf/d)	135,000	—	135,000	70%
Natural gas gathering (Mcf/d)	150,000	—	150,000	56%
Produced water gathering and disposal (Bbl/d)	1,576,500	1,732,300	3,308,800	27%
Sourced water (Bbl/d)	120,000	455,000	575,000	83%

Rattler Midstream LP
Throughput and Volumes
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(throughput)	2019	2018	2019	2018
Crude oil gathering volumes (Bbl/d)	98,725	60,581	85,164	47,338
Natural gas gathering volumes (MMBtu/d)	104,169	46,196	85,283	39,252
Produced water gathering and disposal volumes (Bbl/d)	894,693	339,110	806,078	281,916
Sourced water gathering volumes (Bbl/d)	478,232	202,177	415,939	252,118

NON-GAAP FINANCIAL MEASURES
Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. We believe Adjusted EBITDA is useful because it allows us to more effectively evaluate our operating performance and compare the results of our operations period to period without regard to our financing methods or capital structure.

Rattler defines Adjusted EBITDA as net income before income taxes, interest expense, net of amount capitalized, interest expense related to equity method investments, non-cash unit-based compensation expense, depreciation, amortization and accretion and other non-cash transactions.  Depreciation, amortization and accretion includes depreciation, amortization and accretion on assets and liabilities of Rattler Midstream Operating LLC, in addition to depreciation, amortization and accretion on our equity method investments. Interest expense related to equity method investments represents our proportional interest income (expense) from equity method investments. The GAAP measure most directly comparable to Adjusted EBITDA is net income. Adjusted EBITDA should not be considered an alternative to net income or any other measure of financial performance or liquidity presented in accordance with GAAP. Adjusted EBITDA excludes some, but not all, items that affect net income, and these measures may vary from those of other companies. As a result, Adjusted EBITDA as presented below may not be comparable to similarly titled measures of other companies.

The following table presents a reconciliation of Adjusted EBITDA to net income, on a historical basis and pro forma basis, as applicable, for each of the periods indicated:

Rattler Midstream LP
(unaudited, in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Reconciliation of Net Income to Adjusted EBITDA:
Net income	$51,604	$15,312	$185,719	$62,960
Depreciation, amortization and accretion	10,538	7,304	42,336	25,134
Interest expense, net of amount capitalized	401	—	1,039	—
Interest expense (income) related to equity method investments	(156)	—	1,005	—
Depreciation related to equity method investments	1,443	—	1,636	—
Non-cash unit-based compensation expense	2,219	—	5,208	—
Other non-cash transactions	1,528	—	1,528	—
Provision for income taxes	3,403	4,245	26,253	17,359
Adjusted EBITDA	70,980	$26,861	264,724	$105,453
Less: Adjusted EBITDA prior to the IPO	—		(100,743)
Adjusted EBITDA subsequent to the IPO	70,980		163,981
Less: Adjusted EBITDA attributable to non-controlling interest	(50,508)		(116,685)
Adjusted EBITDA attributable to Rattler Midstream LP	$20,472		$47,296
Investor Contact:
Adam Lawlis
+1 432.221.7467
IR@rattlermidstream.com
Source: Rattler Midstream LP; Diamondback Energy, Inc.